Securities And Exchange Commission
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): November 15, 2002

SynQuest, Inc.
(Exact Name of Registrant as Specified in Charter)

Georgia (State or Other Jurisdiction of Incorporation)	000-30963 (Commission File Number)	14-1683872 (I.R.S. Employer Identification No.)

3475 Piedmont Road, Suite 1700 Atlanta, Georgia (Address of principal executive offices)	30305 (Zip Code)

(404) 267-6400
(Registrant’s telephone number, including area code)

3500 Parkway Lane, Suite 555, Norcross, Georgia 30092
(Former name or former address, if changed since last report)

Item 1. Changes in Control of Registrant.

     The information set forth in Item 2 and Item 5 of this Report is incorporated herein by reference.

     On November 15, 2002, pursuant to an Agreement and Plan of Merger dated August 30, 2002 (the “Merger Agreement”), SynQuest, Inc. (“SynQuest”) consummated its previously announced merger with Viewlocity, Inc. (“Viewlocity”). In the merger, Viewlocity was merged with and into SynQuest. As consideration for the merger, SynQuest issued a total of 2,946,857 shares (after giving effect to the issuance of cash in lieu of fractional shares) of its common stock to the holders of Viewlocity’s series F convertible preferred stock. Holders of other classes and series of Viewlocity capital stock received nominal cash consideration.

     The merger will be accounted for as a “reverse acquisition” for accounting purposes. As a result, Viewlocity will be treated as the continuing reporting entity for accounting purposes, and Viewlocity’s historical results of operations will become those of the combined company.

     Concurrently with the consummation of the merger, on November 15, 2002, pursuant to an Amended and Restated Stock Purchase Agreement dated September 20, 2002 (the “Stock Purchase Agreement”), SynQuest completed its previously announced private placement of 11,106,828 shares of SynQuest’s newly created series A preferred stock (the “Series A Preferred”) for total consideration of $27.8 million (the “Private Placement”). Of the total consideration in the Private Placement, $24.6 million consisted of cash, and $3.2 million consisted of conversion of outstanding loans previously made by certain of the purchasers to SynQuest or Viewlocity. The proceeds of the Private Placement will be used for debt repayment, working capital and general corporate purposes. The terms of the Series A Preferred are set forth in the Articles of Amendment to the Third Amended and Restated Articles of Incorporation of SynQuest filed as Exhibit 4.1 hereto. The purchasers of the Series A Preferred were Battery Ventures IV, L.P. and Battery Investment Partners IV LLC, which were holders of shares of Viewlocity’s series F convertible preferred stock; Liberty Mutual Insurance Company, which was a holder of shares of Viewlocity’s series F convertible preferred stock; Warburg, Pincus Investors, L.P., which was an existing common stockholder of SynQuest; Ticonderoga E-Services Fund II, L.P.; Jeffrey Simpson, the former Chief Executive Officer of Viewlocity and the new Chief Executive Officer of SynQuest; and Tilion, Inc.

     As a result of the merger and the Private Placement, the shares of common stock held by the shareholders of SynQuest immediately prior to the merger and the Private Placement will represent approximately 17.3% of the equity of the combined company; the shares of SynQuest common stock held by the former shareholders of Viewlocity will represent approximately 17.3% of the equity of the combined company; and the shares of Series A Preferred issued in the Private Placement will represent approximately 65.3% of the equity of the combined company, in each case assuming full conversion of the Series A Preferred.

     The shareholders of SynQuest approved the merger and the Private Placement, including an amendment to SynQuest’s Articles of Incorporation to designate the terms and preferences of the Series A Preferred, at SynQuest’s 2002 Annual Meeting of Shareholders held on November 15, 2002.

     In connection with the merger and the Private Placement, SynQuest entered into an Amended and Restated Shareholders Agreement, dated as of September 20, 2002, with certain of the parties who became shareholders of SynQuest upon consummation of the merger and the Private Placement. Pursuant to the shareholders agreement, the parties agreed to vote the securities owned by them in favor of the election of directors as provided in the shareholders agreement. For a period of two years following the date of the shareholders agreement, each investor in the Private Placement agreed that if, upon the recommendation of the SynQuest board of directors, SynQuest makes a tender offer for the outstanding shares of common stock using then-existing funds or additional funds invested by the investors, the investor will not tender any shares of SynQuest common stock held by the investor. In addition, under the shareholders agreement, each investor has rights of first refusal to subscribe for any additional equity securities SynQuest issues, excluding certain designated issuances.

Item 2. Acquisition or Disposition of Assets.

     The information set forth in Item 1 and Item 5 of this Report is incorporated herein by reference.

     As described in Item 1 above, on November 15, 2002, SynQuest consummated its previously announced merger with Viewlocity. In the merger, Viewlocity was merged with and into SynQuest. As consideration for the merger, SynQuest issued a total of 2,946,867 shares of its common stock to holders of Viewlocity’s series F convertible preferred stock. Holders of other classes and series of Viewlocity capital stock received nominal cash consideration.

     The total consideration paid in the merger was determined through arm’s length negotiations between representatives of SynQuest and Viewlocity. Neither SynQuest, Viewlocity, nor any of their affiliates had, nor, to the knowledge of SynQuest and Viewlocity, did any director or associate of any such director or officer of SynQuest or Viewlocity have, any material relationship with Viewlocity prior to the merger.

     Following the consummation of the merger, SynQuest changed its principal executive offices to 3475 Piedmont Road, Suite 1700, Atlanta, Georgia 30305, and its telephone number to (404) 267-6400.

     The press release announcing the closing of the merger and the Press Release is filed as Exhibit 99.1 hereto and is incorporated herein by reference.

     The descriptions contained herein of the merger and the Private Placement are qualified in their entirety by reference to (i) the full text of the Merger Agreement which is filed as Exhibit 2.1 hereto and is incorporated herein by reference, (ii) the full text of the Stock Purchase Agreement, which is filed as Exhibit 10.1 hereto and is incorporated herein by reference, (iii) the full text of the Amended and Restated Shareholders Agreement, which is filed as Exhibit 10.2 hereto and is incorporated herein by reference, (iv) the full text of the Amended and Restated Registration Rights Agreement, which is filed as Exhibit 4.2 hereto and is incorporated herein by reference and (iv) the Proxy Statement, which is filed as Exhibit 99.2 hereto and is incorporated herein by reference.

Item 5. Other Events.

     The information set forth in Item 1 and Item 2 of this Report is incorporated herein by reference.

     Private Placement

     As described in Item 1, concurrently with the consummation of the merger, on November 15, 2002, SynQuest completed its previously announced Private Placement of 11,106,828 shares of SynQuest’s newly created series A Preferred for total consideration of $27.8 million. Of the total consideration in the Private Placement, $24.6 million consisted of cash, and $3.2 million consisted of conversion of outstanding loans by certain of the purchasers to SynQuest or Viewlocity. The proceeds of the Private Placement will be used for debt repayment, working capital and general corporate purposes.

     The terms of the Series A Preferred are set forth in the Articles of Amendment to the Third Amended and Restated Articles of Incorporation of SynQuest filed as Exhibit 4.1 hereto. The following is a summary of the terms of the Series A Preferred:

•	Dividends on the Series A Preferred will accrue at a rate of 7% per year and are cumulative.

•	SynQuest will not declare or pay out any cash dividends during the two-year period following the closing.

•	Except as described below, the Series A Preferred has priority over the common stock in any liquidation, dissolution or winding up of SynQuest, and in connection with allocation of proceeds in any merger, acquisition, sales of all or substantially all of SynQuest’s assets, or similar major corporate transactions (other than certain qualified public offerings) (collectively referred to as a “liquidation event”). In the event of a liquidation event, holders of the Series A Preferred will be entitled to receive $2.50 per share and an additional amount such that the holders will receive a total return equal to a 15% internal rate of return (including dividends) per year compounded annually. Notwithstanding the Series A Preferred priority, in connection with any such liquidation event, the holders of common stock will be entitled to receive 8% of the proceeds available to SynQuest shareholders (pro rata, in accordance with share ownership) until the Series A Preferred liquidation preference is satisfied. After the Series A Preferred liquidation preference is satisfied, the remaining proceeds will be distributed to the holders of the common stock.

•	Generally, shares of Series A Preferred vote as one class with the common stock on an as-converted to common basis.

•	The initial conversion rate of Series A Preferred to common stock is one to one, subject to adjustment in certain circumstances. Shares of Series A Preferred are convertible to common stock at any time at the option of the holder. Shares of Series A Preferred will be automatically converted to common stock upon (i) a public offering of common stock meeting certain thresholds, (ii) the vote of two-thirds of the then outstanding shares of Series A Preferred, or (iii) the common stock attaining a $10.00 closing price for 100 of 120 trading days. The Series A Preferred is not redeemable.

     Pursuant to an Amended and Restated Registration Rights Agreement dated as of September 20, 2002, with certain of the parties who became shareholders of SynQuest upon consummation of the merger and the Private Placement, SynQuest has agreed to file a registration statement within 180 days after the closing of the transactions covering (i) the common stock issuable upon conversion of the Series A Preferred, (ii) the common stock issued to the Viewlocity series F stockholders in the Viewlocity merger who agree to have their shares included in the registration statement, and (iii) the common stock currently held by Warburg Pincus, SynQuest’s majority shareholder prior to the merger. The shareholders covered by the registration statement have agreed not to sell or transfer their shares of SynQuest for one year following the closing.

Changes in Executive Officers and Directors in connection with the Merger

     Pursuant to the Merger Agreement, on November 15, 2002, immediately prior to the consummation of the merger and the Private Placement, the following persons resigned from SynQuest’s Board of Directors: Joseph Trino, Henry Kressel, Joseph P. Landy, Peter J. Tarrant, James J. Tietjen and Thomas R. Madison, Jr. Immediately following these resignations, the following persons were appointed as directors of SynQuest pursuant to the terms of the Merger Agreement and the Amended and Restated

Shareholders Agreement dated as of September 20, 2002: William Geary, Scott Tobin, Jim Wilson, William Stuek and C. Jeffrey Simpson.

     Pursuant to the Merger Agreement, on November 15, 2002, the following executive officers of SynQuest resigned from their positions as officers of SynQuest:

Name	Position
Joseph Trino	Chairman of the Board and Chief Executive Officer
Timothy Harvey	President and Chief Operating Officer
John Bartels	Executive Vice President, Finance and Administration
Christopher Jones	Executive Vice President, Corporate Development and Marketing
Ronald Nall	Executive Vice President, Product Delivery & Field Services
Fred Brown	Senior Vice President, Industry Solutions
Adam Meyerowitz	General Counsel

     Following acceptance of these resignations, the following persons were appointed by the Board of Directors as executive officers of SynQuest:

Name	Position
C. Jeffery Simpson	Chief Executive Officer and Chairman of the Board
L. Allen Plunk	Executive Vice President and Chief Financial Officer
Scott Hausman	Executive Vice President of Corporate Development
Peter Janico	Executive Vice President of Field Operations
Michael Sherman	Executive Vice President of Product Development

Item 7. Financial Statements and Exhibits

     (a)  and (b) Financial Statements of Businesses Acquired and Pro Forma Financial Information

     SynQuest intends to file the required financial statements and pro forma financial information, as required under Item 7 of Form 8-K and Regulation S-X within 60 days of the required Form 8-K filing date.

     (c)  The following exhibits are filed herewith and made a part hereof:

Exhibit No.	Description of Exhibit
2.1	Agreement and Plan of Merger dated August 30, 2002, between SynQuest, Inc. and Viewlocity, Inc. (incorporated by reference to Exhibit 99.1 of SynQuest, Inc.’s Current Report on Form 8-K filed with the Commission on September 5, 2002)

4.1	Articles of Amendment to Third Amended and Restated Articles of Incorporation of SynQuest, Inc.
4.2	Amended and Restated Registration Agreement dated as of September 20, 2002, between SynQuest, Inc. and the shareholders named on the signature pages thereof (incorporated by reference to Exhibit 4.2 of SynQuest, Inc.’s Annual Report on Form 10-K filed with the Commission on September 27, 2002).
10.1	Amended and Restated Stock Purchase Agreement dated as of September 20, 2002, among SynQuest, Inc. and the parties listed on the signature pages thereof (incorporated by reference to Exhibit 10.25 of SynQuest, Inc.’s Annual Report on Form 10-K filed with the Commission on September 27, 2002).
10.2	Amended and Restated Shareholders Agreement dated as of September 20, 2002 between SynQuest, Inc. and the shareholders named on the signature pages thereof (incorporated by reference to Exhibit 10.26 of SynQuest, Inc.’s Annual Report on Form 10-K filed with the Commission on September 27, 2002).
99.1	Press Release issued by SynQuest, Inc. and Viewlocity, Inc. on November 18, 2002.
99.2	SynQuest, Inc. hereby incorporates herein by reference its Definitive Proxy Statement on Schedule 14A for the fiscal year ended June 30, 2002 as filed with the Commission on October 23, 2002).

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

SYNQUEST, INC.

	By:	/s/ L. Allen Plunk L. Allen Plunk Chief Financial Officer and Executive Vice President

Dated: November 22, 2002